Exhibit 99.1

FOR IMMEDIATE RELEASE

November 4, 2011

Interline Brands Announces Third Quarter 2011 Sales and Earnings Results

Jacksonville, Fla. — November 4, 2011 - Interline Brands, Inc. (NYSE: IBI) (“Interline” or the “Company”), a leading distributor and direct marketer of maintenance, repair and operations products (“MRO”), reported sales and earnings for the fiscal quarter ended September 30, 2011.

“Our results for the third quarter reflect the relative stability of our end-markets and solid execution.  Our efforts to build a premier, broad-line MRO distributor continue to gain momentum, complemented by the prudent investments we are making in capabilities that are specifically designed to improve the customer experience and generate incremental revenue.  In addition, our recent acquisitions are delivering solid results and additional operating benefits,” commented Michael J. Grebe, Chairman and Chief Executive Officer.

Third Quarter 2011 Performance

Sales for the quarter ended September 30, 2011 were $331.3 million, a 19.7% increase compared to sales of $276.8 million in the comparable 2010 period.  On an organic basis, sales increased 3.7% for the quarter.  Interline’s facilities maintenance end-market, which comprised 77% of sales, increased 25.6% during the third quarter, and 3.5% on an organic basis.  The professional contractor end-market, which comprised 13% of sales, increased 6.6% for the quarter. The specialty distributor end-market, which comprised 10% of sales, increased 0.5% for the quarter.

Gross profit increased $17.5 million, or 16.7%, to $122.3 million for the third quarter of 2011, compared to $104.8 million for the third quarter of 2010.  As a percentage of sales, gross profit decreased 100 basis points to 36.9% compared to 37.9% for the prior year quarter.  This decrease was related to the recent acquisitions of CleanSource, Inc. (“CleanSource”) and Northern Colorado Paper, Inc. (“NCP”), as they have lower gross profit margins due primarily to their product mix and relative size.

“Our measured investments in additional sales professionals, key operations and technology initiatives, and recent acquisitions are improving our national and integrated MRO selling platform.  While we will continue to adjust our plans as macro-economic conditions warrant, we are convinced these initiatives will position Interline for long-term revenue growth and enhanced profitability,” commented Kenneth D. Sweder, Interline’s President and Chief Operating Officer.

Selling, general and administrative (“SG&A”) expenses for the third quarter of 2011 increased $13.3 million, or 17.2%, to $90.3 million from $77.0 million for the third quarter of 2010.  As a percentage of sales, SG&A expenses were 27.2% compared to 27.8% for the third quarter of 2010.

Third quarter 2011 operating income of $26.2 million, or 7.9% of sales, increased 14.4% compared to $22.9 million, or 8.3% of sales, in the third quarter of 2010.

Earnings per diluted share for the third quarter of 2011 were $0.37, an increase of 9% compared to earnings per diluted share of $0.34 for the third quarter of 2010.

During the third quarter of 2011, the Company repurchased 805,438 shares of its common stock at an aggregate cost of $11.0 million, or an average cost of $13.70 per share, under a $25.0 million share repurchase program authorized by the Board of Directors.

Year-To-Date 2011 Performance

Sales for the nine months ended September 30, 2011 were $946.4 million, a 19.5% increase over sales of $792.2 million in the comparable 2010 period.  Not including the acquisitions of CleanSource and NCP, average organic daily sales increased 3.3% for the nine months ended September 30, 2011.

Gross profit increased $47.9 million, or 15.9%, to $349.4 million for the nine months ended September 30, 2011, compared to $301.5 million in the prior year period.  As a percentage of sales, gross profit decreased to 36.9% from 38.1% in the comparable 2010 period.

SG&A expenses for the nine months ended September 30, 2011 were $266.6 million, or 28.2% of sales, compared to $231.7 million, or 29.2% of sales, for the nine months ended September 24, 2010.

Operating income was $65.3 million, or 6.9% of sales, for the nine months ended September 30, 2011 compared to $55.2 million, or 7.0% of sales, for the nine months ended September 24, 2010, representing an increase of 18.3%.

Earnings per diluted share were $0.86 for the nine months ended September 30, 2011, an increase of 10% over earnings per diluted share of $0.78 for the nine months ended September 24, 2010.

Earnings per diluted share for the nine months ended September 30, 2011 included a $0.02 per diluted share charge associated with ongoing efforts to enhance the Company’s distribution network.  Earnings per diluted share for the nine months ended September 24, 2010 included a $0.05 per diluted share charge associated with ongoing efforts to enhance the Company’s distribution network and a $0.02 per diluted share charge associated with changes in the Company’s executive management.

Cash flow from operating activities for the nine months ended September 30, 2011 was $43.1 million compared to $12.4 million for the nine months ended September 24, 2010.

Business Outlook

Mr. Grebe stated, “Although we are encouraged by the relative stability we are seeing in our end markets, we are keeping a critical eye on broader economic trends.  Bearing this in mind, we remain focused on driving permanent improvements in our business that will enable us to grow more efficiently while delivering incremental operating leverage over time.”

Conference Call

Interline will host a conference call on November 4, 2011 at 9:00 a.m. Eastern Time.  Interested parties may listen to the call toll free by dialing 1-800-427-0638 or 1-706-634-1170.  A digital recording will be available for replay two hours after the completion of the conference call by calling 1-800-642-1687 or 1-706-645-9291 and referencing Conference I.D. Number 22008775.  This recording will expire on November 18, 2011.

About Interline

Interline Brands, Inc. is a leading distributor and direct marketer with headquarters in Jacksonville, Florida.  Interline provides janitorial sanitation and maintenance, repair and operations products to a diversified customer base of facilities maintenance professionals, professional contractors, and specialty distributors primarily throughout North America, Central America and the Caribbean.  For more information, visit the Company’s website at http://www.interlinebrands.com.

Recent releases and other news, reports and information about the Company can be found on the “Investor Relations” page of the Company’s website at http://ir.interlinebrands.com/.

Non-GAAP Financial Information

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).  Interline’s management uses non-US GAAP measures in its analysis of the Company’s performance.  Investors are encouraged to review the reconciliation of non-US GAAP financial measures to the comparable US GAAP results available in the accompanying tables.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements.  The Company has tried, whenever possible, to identify these forward-looking statements by using words such as “projects,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” and similar expressions.  Similarly, statements herein that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements.  The risks and uncertainties involving forward-looking statements include, for example, economic slowdowns, general market conditions, credit market contractions, consumer spending and debt levels, adverse changes in trends in the home improvement and remodeling and home building markets, the failure to realize expected benefits from acquisitions, material facilities systems disruptions and shutdowns, the failure to locate, acquire and integrate acquisition candidates, commodity price risk, foreign currency exchange risk, interest rate risk, the dependence on key employees and other risks described in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2011 and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.  These statements reflect the Company’s current beliefs and are based upon information currently available to it.  Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time.  The Company does not currently intend, however, to update the information provided today prior to its next earnings release.

CONTACT: Lev Cela

PHONE: 904-421-1441

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2011 AND DECEMBER 31, 2010

(in thousands, except share and per share data)

	September 30,	December 31,
	2011	2010
ASSETS
Current Assets:
Cash and cash equivalents	$85,128	$86,981
Investments	—	100
Accounts receivable - trade (net of allowance for doubtful accounts of $7,310 and $9,088)	149,925	122,619
Inventory	210,506	203,269
Prepaid expenses and other current assets	23,545	28,816
Income taxes receivable	853	2,086
Deferred income taxes	15,422	17,381
Total current assets	485,379	461,252

Property and equipment, net	57,433	54,546
Goodwill	344,645	341,168
Other intangible assets, net	136,350	141,562
Other assets	8,999	9,081
Total assets	$1,032,806	$1,007,609

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$100,555	$96,878
Accrued expenses and other current liabilities	45,262	45,181
Accrued interest	8,377	2,852
Income tax payable	3,255	819
Current portion of long-term debt	—	13,358
Current portion of capital leases	523	607
Total current liabilities	157,972	159,695

Long-Term Liabilities:
Deferred income taxes	48,872	44,045
Long-term debt, net of current portion	300,000	300,000
Capital leases, net of current portion	523	906
Other liabilities	6,620	6,731
Total liabilities	513,987	511,377
Commitments and contingencies
Senior preferred stock; $0.01 par value, 20,000,000 shares authorized; no shares outstanding as of September 30, 2011 and December 31, 2010	—	—

Shareholders’ Equity:
Common stock; $0.01 par value, 100,000,000 authorized; 33,529,227 issued and 32,554,823 outstanding as of September 30, 2011 and 33,336,373 issued and 33,214,073 outstanding as of December 31, 2010	335	333
Additional paid-in capital	598,954	593,031
Accumulated deficit	(67,703)	(96,824)
Accumulated other comprehensive income	1,470	1,865
Treasury stock, at cost, 974,404 shares as of September 30, 2011 and 122,300 as of December 31, 2010	(14,237)	(2,173)
Total shareholders’ equity	518,819	496,232
Total liabilities and shareholders’ equity	$1,032,806	$1,007,609

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2011 AND SEPTEMBER 24, 2010

(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,	September 24,	September 30,	September 24,
	2011	2010	2011	2010

Net sales	$331,349	$276,821	$946,445	$792,193
Cost of sales	209,008	171,991	597,029	490,649
Gross profit	122,341	104,830	349,416	301,544

Operating Expenses:
Selling, general and administrative expenses	90,253	76,987	266,592	231,686
Depreciation and amortization	5,926	4,981	17,531	14,667
Total operating expense	96,179	81,968	284,123	246,353
Operating income	26,162	22,862	65,293	55,191

Interest expense	(6,138)	(4,373)	(18,327)	(13,092)
Interest and other income	399	541	1,188	1,266
Income before income taxes	20,423	19,030	48,154	43,365
Provision for income taxes	8,041	7,518	19,033	17,192
Net income	$12,382	$11,512	$29,121	$26,173

Earnings Per Share:
Basic	$0.37	$0.35	$0.87	$0.79
Diluted	$0.37	$0.34	$0.86	$0.78

Weighted-Average Shares Outstanding:
Basic	33,271,753	33,084,756	33,359,746	32,931,814
Diluted	33,860,017	33,796,615	34,045,996	33,685,652

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2011 AND SEPTEMBER 24, 2010

(in thousands)

	Nine Months Ended
	September 30,	September 24,
	2011	2010
Cash Flows from Operating Activities:
Net income	$29,121	$26,173
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,531	14,970
Amortization of debt issuance costs	1,020	775
Amortization of discount on 8 1/8% senior subordinated notes	—	115
Share-based compensation	4,425	3,299
Excess tax benefits from share-based compensation	(858)	(775)
Deferred income taxes	6,571	1,270
Provision for doubtful accounts	2,256	3,629
Loss on disposal of property and equipment	107	129

Changes in assets and liabilities which provided (used) cash, net of business acquired:
Accounts receivable - trade	(25,690)	(16,499)
Inventory	(2,751)	(33,756)
Prepaid expenses and other current assets	4,406	(5,670)
Other assets	181	(97)
Accounts payable	614	9,235
Accrued expenses and other current liabilities	(4,548)	6,691
Accrued interest	5,521	2,609
Income taxes	5,394	345
Other liabilities	(238)	6
Net cash provided by operating activities	43,062	12,449
Cash Flows from Investing Activities:
Purchase of property and equipment, net	(15,036)	(12,937)
Purchase of short-term investments	—	(3,002)
Proceeds from sales and maturities of short-term investments	100	4,012
Purchase of businesses, net of cash acquired	(9,695)	(145)
Net cash used in investing activities	(24,631)	(12,072)
Cash Flows from Financing Activities:
Increase (decrease) in purchase card payable, net	3,341	(1,463)
Repayment of term debt	—	(1,590)
Repayment of 8 1/8% senior subordinated notes	(13,358)	—
Payment of debt issuance costs	(34)	—
Payments on capital lease obligations	(467)	(198)
Proceeds from stock options exercised	641	7,211
Excess tax benefits from share-based compensation	858	775
Purchases of treasury stock	(11,108)	(97)
Net cash (used in) provided by financing activities	(20,127)	4,638
Effect of exchange rate changes on cash and cash equivalents	(157)	66
Net (decrease) increase in cash and cash equivalents	(1,853)	5,081
Cash and cash equivalents at beginning of period	86,981	99,223
Cash and cash equivalents at end of period	$85,128	$104,304

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$11,469	$9,410
Income taxes, net of refunds	$8,111	$15,644

Schedule of Non-Cash Investing Activities:
Treasury stock acquired through accrued liabilities	$957	$—
Property acquired through lease incentives	$475	$2,445
Adjustments to liabilities assumed and goodwill on businesses acquired	$163	$—
Contingent consideration associated with purchase of business	$250	$—

INTERLINE BRANDS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP INFORMATION

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2011 AND SEPTEMBER 24, 2010

(in thousands, except per share data)

Free Cash Flow

	Three Months Ended		Nine Months Ended
	September 30,	September 24,	September 30,	September 24,
	2011	2010	2011	2010

Net cash from operating activities	$15,095	$(3,675)	$43,062	$12,449
Less capital expenditures	(4,493)	(4,709)	(15,036)	(12,937)
Free cash flow	$10,602	$(8,384)	$28,026	$(488)

We define free cash flow as net cash provided by operating activities, as defined under US GAAP, less capital expenditures. We believe that free cash flow is an important measure of our liquidity and therefore our ability to reduce debt and make strategic investments after considering the capital expenditures necessary to operate the business. We use free cash flow in the evaluation of the Company’s business performance. A limitation of this measure, however, is that it does not reflect payments made in connection with investments and acquisitions, which reduce liquidity. To compensate for this limitation, management evaluates its investments and acquisitions through other return on capital measures.

Daily Sales Calculations

	Three Months Ended			Nine Months Ended
	September 30,	September 24,		September 30,	September 24,
	2011	2010	% Variance	2011	2010	% Variance

Net sales	$331,349	$276,821	19.7%	$946,445	$792,193	19.5%
Less acquisitions:	(44,313)	—		(123,635)	—
Organic sales	$287,036	$276,821	3.7%	$822,810	$792,193	3.9%

Daily sales:
Ship days	63	63		192	191
Average daily sales (1)	$5,260	$4,394	19.7%	$4,929	$4,148	18.8%
Average organic daily sales (2)	$4,556	$4,394	3.7%	$4,285	$4,148	3.3%

(1) Average daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time.

(2) Average organic daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time excluding any sales from acquisitions made subsequent to the beginning of the prior year period.

Average organic daily sales is presented herein because we believe it to be relevant and useful information to our investors since it is used by management to evaluate the operating performance of our business, as adjusted to exclude the impact of acquisitions, and compare our organic operating performance with that of our competitors. However, average organic daily sales is not a measure of financial performance under US GAAP and it should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with US GAAP, such as net sales. Management utilizes average organic daily sales as an operating performance measure in conjunction with US GAAP measures such as net sales.

Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	September 30,	September 24,	September 30,	September 24,
	2011	2010	2011	2010
Adjusted EBITDA:
Net income (GAAP)	$12,382	$11,512	$29,121	$26,173
Interest expense	6,138	4,373	18,327	13,092
Interest income	(8)	(29)	(19)	(83)
Income tax provision	8,041	7,518	19,033	17,192
Depreciation and amortization	5,926	5,040	17,531	14,970
Adjusted EBITDA	$32,479	$28,414	$83,993	$71,344
Adjusted EBITDA margin	9.8%	10.3%	8.9%	9.0%

Adjusted EBITDA differs from Consolidated EBITDA per our credit facility agreement for purposes of determining our net leverage ratio. We define Adjusted EBITDA as net income plus interest expense (income), net, (gain) loss on extinguishment of debt, net, income taxes and depreciation and amortization. Adjusted EBITDA is presented herein because we believe it to be relevant and useful information to our investors since it is consistently used by our management to evaluate the operating performance of our business and to compare our operating performance with that of our competitors. Management also uses Adjusted EBITDA for planning purposes, including the preparation of annual operating budgets, and to determine appropriate levels of operating and capital investments. Adjusted EBITDA excludes certain items, which we believe are not indicative of our core operating results. We therefore utilize Adjusted EBITDA as a useful alternative to net income as an indicator of our operating performance compared to the Company’s plan. However, Adjusted EBITDA is not a measure of financial performance under US GAAP. Accordingly, Adjusted EBITDA should not be used in isolation or as a substitute for other measures of financial performance reported in accordance with US GAAP, such as gross margin, operating income, net income, cash flows from operating, investing and financing activities or other income or cash flow statement data prepared in accordance with US GAAP. While we believe that some of the items excluded from Adjusted EBITDA are not indicative of our core operating results, these items do impact our income statement, and management therefore utilizes Adjusted EBITDA as an operating performance measure in conjunction with US GAAP measures, such as gross margin, operating income, net income, cash flows from operating, investing and financing activities or other income or cash flow statement data prepared in accordance with US GAAP. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net sales.